Exhibit (g)(8)

APPENDIX A

TO

CUSTODIAN AGREEMENT

BETWEEN

STATE STREET BANK AND TRUST COMPANY

AND

EACH OF THE INVESTMENT COMPANIES

DATED AS OF June 29, 2007

Trust	Fund	Effective
Fidelity Advisor Series I	Fidelity Advisor Dividend Growth Fund	January 1, 2007
Fidelity Advisor Series I	Fidelity Advisor Dynamic Capital Appreciation Fund	January 1, 2007
Fidelity Advisor Series I	Fidelity Advisor Equity Value Fund	January 1, 2007
Fidelity Advisor Series I	Fidelity Advisor Small Cap Fund	January 1, 2007
Fidelity Advisor Series VII	Fidelity Advisor Biotechnology Fund	January 1, 2007
Fidelity Advisor Series VII	Fidelity Advisor Communications Equipment Fund	January 1, 2007
Fidelity Advisor Series VII	Fidelity Advisor Electronics Fund	January 1, 2007
Fidelity Advisor Series VIII	Fidelity Advisor Diversified International Fund	January 1, 2007
Fidelity Advisor Series VIII	Fidelity Advisor Europe Capital Appreciation Fund	January 1, 2007
Fidelity Advisor Series VIII	Fidelity Advisor Global Capital Appreciation Fund	January 1, 2007
Fidelity Advisor Series VIII	Fidelity Advisor Japan Fund	January 1, 2007
Fidelity Advisor Series VIII	Fidelity Advisor Latin America Fund	January 1, 2007
Fidelity Beacon Street Trust	Fidelity Advisor Tax Managed Stock Fund	January 1, 2007
Fidelity Beacon Street Trust	Fidelity Tax Managed Stock Fund	January 1, 2007
Fidelity Capital Trust	Fidelity Disciplined Equity Fund	January 1, 2007
Fidelity Charles Street Trust	Fidelity Advisor Asset Manager 70%	June 29, 2007
Fidelity Commonwealth Trust	Fidelity Small Cap Retirement Fund	January 1, 2007
Fidelity Destiny Portfolios	Destiny II	January 1, 2007
Fidelity Destiny Portfolios	Fidelity Advisor Diversified Stock Fund	January 1, 2007
Fidelity Magellan Fund	Fidelity Magellan Fund	January 1, 2007
Fidelity Securities Fund	Fidelity Advisor Aggressive Growth Fund	January 1, 2007
Variable Insurance Products Fund	Value Portfolio	January 1, 2007
Variable Insurance Products Fund III	Dynamic Capital Appreciation Portfolio	January 1, 2007
Variable Insurance Products Fund IV	Consumer Staples Portfolio	April 1, 2007
Variable Insurance Products Fund IV	Energy Portfolio	January 1, 2007
Variable Insurance Products Fund IV	Materials Portfolio	April 1, 2007
Variable Insurance Products Fund IV	Telecommunications Portfolio	April 1, 2007
(1). Fidelity Advisor Series I: Fidelity Advisor Asset Manager 70% reorganized in Fidelity Charles Street Trust effective as of 6/29/07.

Each of the Investment Companies Listed on Appendix "A" attached hereto, on behalf of each of their Respective Portfolios	\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	State Street Bank and Trust Company
By: /s/Peter L. Lydecker Name: Peter L. Lydecker Title: Asst. Treasurer	\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	By: /s/Joseph L. Hooley Name:Joseph L. Hooley Title: Executive Vice President